Independent  auditors' consent
------------------------------------------------------------------------------

The board and shareholders
IDS New Dimensions Fund, Inc.:

The board of trustees and unitholders Growth Trust:
   Growth Trends Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


KPMG Peat Marwick LLP



Minneapolis, Minnesota
September   , 1997